NEWS RELEASE          Exhibit 99




FOR IMMEDIATE RELEASE                      Contact:     Jan Jamison
January 28, 2002                                        916-786-8990
                                                        j.jamison@surewest.com



                     SUREWEST COMMUNICATIONS COMPLETES SALE
                          OF ALARM MONITORING DIVISION



(Roseville, California) - SureWest Communications (Nasdaq:SURW) announced today that it had completed the previously announced sale of its alarm monitoring division, RTC Alarm Monitoring Services, to King Central, known in the alarm industry as King-Monital-IDG of Hackensack, New Jersey. King is the largest wholesale monitoring company in the world.




About SureWest Communications

SureWest Communications and its family of companies including Roseville Telephone Company, SureWest Wireless, SureWest Broadband, SureWest Internet, SureWest Directories and SureWest Long Distance create value for customers and shareholders through an integrated network of highly reliable advanced communications products and services with unsurpassed customer care. The company's principal operating subsidiary, Roseville Telephone Company, is California's third largest telecommunications company, and has provided telecommunications services for 86 years as the Incumbent Local Exchange Carrier
(ILEC) to the communities of Roseville, Citrus Heights, Granite Bay, Antelope and parts of Rocklin. The company, through its Competitive Local Exchange Carrier (CLEC) and subsidiaries, is licensed to provide fiber optics, 39 GHz wireless, PCS wireless, DSL, high-speed Internet access and data transport. For more information, visit the SureWest web site at www.surewest.com.